Exhibit 99.1

Transocean Ltd. Announces Private Exchange Agreements Relating to Existing Exchangeable Bonds

STEINHAUSEN, Switzerland – February 22, 2021 – Transocean Ltd. (NYSE: RIG) (“Transocean”) announced today that it has executed private exchange agreements relating to the 0.5% Exchangeable Bonds due 2023 (the “Existing Exchangeable Bonds”) issued by Transocean Inc., Transocean’s wholly-owned subsidiary.

Pursuant to the private exchange agreements, Transocean Inc. agreed to exchange approximately $252.8 million aggregate principal amount of its Existing Exchangeable Bonds for (i) approximately $230.1 million aggregate principal amount of new 4.00% Senior Guaranteed Exchangeable Bonds due 2025 (the “Senior Guaranteed Exchangeable Bonds”) to be issued by Transocean Inc. and (ii) approximately $8.9 million aggregate amount of cash. The Senior Guaranteed Exchangeable Bonds will be guaranteed by Transocean and certain indirect holding company subsidiaries of Transocean Inc.: Transocean Holdings 1 Limited (“Holdings 1”), Transocean Holdings 2 Limited (“Holdings 2”), Transocean Holdings 3 Limited (“Holdings 3”), Transocean Asset Holdings 1 Limited (“Asset Holdings 1”), Transocean Asset Holdings 2 Limited (“Asset Holdings 2”) and Transocean Asset Holdings 3 Limited (“Asset Holdings 3”, and collectively with Holdings 1, Holdings 2, Holdings 3, Asset Holdings 1 and Asset Holdings 2, the “Structurally Senior Guarantors”), each of which also guarantee Transocean Inc.'s 2.5% Senior Exchangeable Bonds due 2027 and 11.50% Senior Guaranteed Notes due 2027. The exchange is subject to customary closing conditions.

The Senior Guaranteed Exchangeable Bonds will have an initial exchange rate of 190.4762 Transocean common shares, par value 0.10 Swiss francs per share (“Common Shares”), per $1,000 original principal amount, subject to adjustment, and will be convertible into Common Shares, implying an initial exchange price of approximately $5.25 per share.

The Senior Guaranteed Exchangeable Bonds and Transocean’s Common Shares issuable upon exchange of the Senior Guaranteed Exchangeable Bonds have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 37 mobile offshore drilling units consisting of 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

Forward-Looking Statements

This press release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include statements regarding the Transocean’s plans to exchange the Existing Exchangeable Bonds for Senior Guaranteed Exchangeable Bonds.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, risks relating to the closing of the private exchange agreements, conditions in financial markets, investor response to the private exchange agreements, and other risk factors as detailed from time to time in Transocean’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Analyst Contact:

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647